Exhibit 99.1

Personalis Reports Second Quarter 2019 Financial Results

MENLO PARK, Calif. – August 13, 2019 – Personalis, Inc. (Nasdaq: PSNL), a leader in advanced genomics for cancer, today reported financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 Highlights

•	Record revenues of $15.8 million in the second quarter of 2019, versus $8.8 million in the second quarter of 2018, an increase of 80%

•	In June, completed initial public offering of 9.1 million shares, raising $140.0 million in net proceeds, after deducting underwriting discounts, and fees and other expenses

•	Announced several important customer and partner relationships including agreements with the Parker Institute for Cancer Immunotherapy and RAPT Therapeutics

•	Initial customer pilots of ImmunoID NeXT™, the company’s universal cancer immunogenomics platform

“The Personalis team has made solid progress over the last few months. With our raising of $140 million and very encouraging traction with our Million Veteran Program and biopharmaceutical customers, I believe we are well-positioned for continued growth ahead,” said John West, Chief Executive Officer. “With the proceeds from our offering, we are driving the build out of our commercial infrastructure and accelerating our new product programs to capitalize on the approximately $5 billion total addressable market for comprehensive tissue and liquid biopsy testing, and investing in our operational capabilities and infrastructure so we can scale quickly in response to customer demands.”

Second Quarter 2019 Financial Results

Revenues were $15.8 million in the three months ended June 30, 2019, up 80% from $8.8 million in the same period of the prior year.  Second quarter revenue growth was driven by an increase in volume for testing and analytical services provided to pharmaceutical, biotech, the U.S. Department of Veterans Affairs “Million Veteran Program” (“VA-MVP”), universities, and research laboratory customers. The VA-MVP accounted for 54% of our revenues in the three months ended June 30, 2019, and the remaining 46% was primarily from pharmaceutical and biotech customers.

Gross margin for the three months ended June 30, 2019 was 37.3% and increased 10.1% from 27.2% in the same period of the prior year.

Operating expenses totaled $10.0 million for the three months ended June 30, 2019, compared with $6.1 million for the same period of the prior year.

Net loss for the three months ended June 30, 2019 was $5.9 million and net loss per share was $0.89 based on a weighted-average basic and diluted share count of 6.6 million, compared with a net loss of $7.3 million and a net loss per share of $2.39 on a weighted-average basic and diluted share count of 3.1 million last year.

Cash and cash equivalents were $163.3 million as of June 30, 2019. Personalis received net proceeds of $140.0 million in its initial public offering, net of underwriting discounts, fees and expenses payable by the company, and issued 9.1 million shares of common stock.

2019 Outlook

Personalis expects full year 2019 revenues to be in the range of $60 million to $62 million, representing 59% to 64% growth over full year 2018.

Webcast and Conference Call Information

Personalis will host a conference call to discuss the second quarter financial results after market close on Tuesday, August 13, 2019 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The conference call can be accessed live over the phone (866) 220-8061 for U.S. callers or (470) 495-9168 for international callers, using conference ID: 5981178. The live webinar can be accessed at https://investors.personalis.com.

About Personalis, Inc.

Personalis, Inc. is a growing cancer genomics company transforming the development of next-generation therapies by providing more comprehensive molecular data about each patient’s cancer and immune response. The company’s NeXT™ Platform is designed to adapt to the complex and evolving understanding of cancer, providing its biopharmaceutical customers with information on all of the approximately 20,000 human genes, together with the immune system, from a single tissue sample. The Personalis Clinical Laboratory is GxP aligned as well as CLIA’88-certified and CAP-accredited. For more information, please visit www.personalis.com and follow Personalis on Twitter (@PersonalisInc).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.  Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  These risks, uncertainties and other factors relate to, among others:  the timing of tissue sample receipts from customers, which can materially impact revenue quarter over quarter; the evolution of cancer therapies and market adoption of our services; estimates of our total addressable market; our ability to compete effectively with existing competitors and new market entrants; our ability to scale our infrastructure; and expectations regarding our relationship with the VA-MVP.  In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on June 20, 2019 and in our Quarterly Report on Form 10-Q for the

quarter ended June 30, 2019, that will be filed following this earnings release.  All information provided in this release is as of the date of this press release, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date.  Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof.  We undertake no duty to update this information unless required by law.

Contacts:

Investor Relations Contact:

Caroline Corner

investors@personalis.com

415-202-5678

Media Contact:

Jennifer Havlek

pr@personalis.com

www.personalis.com

650-752-1300

PERSONALIS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues	$15,825	$8,799	$29,900	$12,963
Costs and expenses
Costs of revenues	9,923	6,403	20,014	10,468
Research and development	4,497	3,500	9,742	6,449
Selling, general and administrative	5,466	2,604	9,636	4,917
Total costs and expenses	19,886	12,507	39,392	21,834
Loss from operations	(4,061)	(3,708)	(9,492)	(8,871)
Interest income	200	71	284	132
Interest expense	(745)	(573)	(929)	(1,195)
Loss on debt extinguishment	—	(3,322)	—	(3,322)
Other (expense) income, net	(1,261)	218	(1,413)	569
Loss before income taxes	(5,867)	(7,314)	(11,550)	(12,687)
Provision for income taxes	(2)	(1)	(4)	(3)
Net loss	$(5,869)	$(7,315)	$(11,554)	$(12,690)
Net loss per share, basic and diluted	$(0.89)	$(2.39)	$(2.38)	$(4.15)
Weighted-average shares outstanding, basic and diluted	6,597,007	3,063,126	4,853,325	3,061,069

PERSONALIS, INC.

SUPPLEMENTAL REVENUE INFORMATION (unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
VA MVP	$8,536	$3,976	$16,879	$5,952
All other customers	7,289	4,823	13,021	7,011
Total	$15,825	$8,799	$29,900	$12,963

PERSONALIS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share and per share data)

	June 30,	December 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$163,269	$19,744
Accounts receivable	7,465	4,457
Inventory and other deferred costs	3,538	3,432
Prepaid expenses and other current assets	1,897	1,926
Total current assets	176,169	29,559
Property and equipment, net	13,409	11,452
Operating lease right-of-use assets	1,320	—
Other long-term assets	947	659
Total assets	$191,845	$41,670
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$8,781	$6,565
Accrued and other current liabilities	4,676	3,392
Contract liabilities	41,866	42,897
Short-term debt	1,020	4,996
Total current liabilities	56,343	57,850
Redeemable convertible preferred stock warrant liability	—	683
Long-term debt	18,016	—
Other long-term liabilities	468	121
Total liabilities	74,827	58,654
Commitments and Contingencies
Redeemable convertible preferred stock	—	89,404
Stockholders’ equity (deficit)
Common stock, $0.0001 par value — 200,000,000 shares authorized and 31,121,605 shares issued and outstanding as of June 30, 2019; 102,700,000 shares authorized and 3,085,307 shares issued and outstanding as of December 31, 2018	3	1
Additional paid-in-capital	244,089	9,131
Accumulated other comprehensive loss	(15)	(15)
Accumulated deficit	(127,059)	(115,505)
Total stockholders’ equity (deficit)	117,018	(106,388)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$191,845	$41,670